UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2025

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INTEGER HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5830 Granite Parkway, Suite 1150

Plano, Texas 75024

(Address of Principal Executive Offices) (Zip Code)

(214) 618-5243

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d) and (e)               On April 21, 2025, the Board of Directors (the “Board”) of Integer Holdings Corporation (the “Company”) approved a planned leadership succession and transition plan with Joseph W. Dziedzic, the Company’s President and Chief Executive Officer (“CEO”), under which Mr. Dziedzic will retire as President and CEO and step down from the Board, effective October 24, 2025.  On April 21, 2025, the Board also appointed Payman Khales, the Company’s current Chief Operating Officer, to succeed Mr. Dziedzic as President and CEO of the Company in connection with Mr. Dziedzic’s retirement process.

     To help ensure a smooth leadership transition under this process, Mr. Dziedzic will continue to serve as President and CEO until October 24, 2025, when Mr. Dziedzic will transition to non-executive employment with the Company as a Special Advisor, and Mr. Khales will succeed Mr. Dziedzic as President and CEO.  As part of his role as CEO through October 24, 2025 and thereafter during his service as Special Advisor, Mr. Dziedzic is expected to assist and prepare Mr. Khales to succeed him as President and CEO and work on other transition matters.  Mr. Dziedzic’s Special Advisor service is expected to continue until March 31, 2026, on which date he is expected to retire from the Company. Upon his transition to non-executive employment on October 24, 2025, Mr. Dziedzic will also resign from his service as a director on the Board, and the Company expects that Mr. Khales will be elected to the Board on that same day.

     Mr. Khales, age 55, joined the Company on February 20, 2018, and served as President, Cardio & Vascular until October 2024, when he began to transition to the role of Chief Operating Officer. Mr. Khales is also the leader for Integer’s Customer Operational strategic imperative. Prior to joining the Company, Mr. Khales was the President of the Environmental Technologies Segment at CECO Environmental Corp., a diversified global provider of engineered technologies to the environmental, energy, and fluid handling and filtration industrial segments, between 2014 and 2017. Prior to that, Mr. Khales was employed by Ingersoll Rand Company, a diversified industrial products company, where he held a variety of different roles in the United States and Canada, including Vice President Product Management for the global Power Tools division between 2012 and 2014, and Vice President Strategic Accounts & Channels between 2010 and 2011.

     In connection with this executive transition, Mr. Dziedzic will receive a base salary for any Special Advisor service equal to 100% of his annual CEO base salary rate, but he will not be eligible for a grant of equity awards in or for fiscal year 2026, nor will he be eligible to participate in any annual or other short-term incentive compensation program of the Company for fiscal year 2026. The term of Mr. Dziedzic’s current employment agreement with the Company is also being extended until the end of March 30, 2026 to coordinate with his retirement.

     In connection with Mr. Dziedzic’s retirement, and in exchange for a release of claims and an extension of the term of his post-termination restrictive covenants from 24 months to 36 months, the Board will modify Mr. Dziedzic’s outstanding time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”) to receive “retirement eligibility” treatment. Under this retirement eligibility treatment, Mr. Dziedzic’s outstanding RSUs will vest in full and his PRSUs will vest on a prorated basis under the terms of the applicable award agreements based on the Company’s actual performance for such PRSUs (the “Retirement Treatment”).  The Retirement Treatment equates to essentially lowering the retirement age prong of the “retirement eligible” definition from 59.5 to 57 (but Mr. Dziedzic would otherwise satisfy the combination of age plus service requirement of 69.5).  The Retirement Treatment is being provided due to Mr. Dziedzic’s proximity to the qualifying retirement age, but also in recognition of his years of valuable service to the Company, as well to help compensate and motivate Mr. Dziedzic for his role in the transition process and his service as Special Advisor to help implement a smooth and seamless transition for the CEO role.  These PRSUs will be subject to the Company’s applicable compensation clawback policies and provisions after Mr. Dziedzic’s retirement.

     After the end of Mr. Dziedzic’s employment, he will receive payment of his other accrued benefits, including earned but unpaid base salary, accrued but unused vacation days in accordance with Company policy, payment (if any) of his earned but unpaid short-term cash incentive compensation under the Company’s fiscal year 2025 short-term incentive compensation program based on actual performance, and reimbursement of unreimbursed but reimbursable expenses, as required under the current terms of Mr. Dziedzic’s employment agreement with the Company (collectively the “Accrued Benefits”). Mr. Dziedzic will also be reimbursed for reasonable legal fees and expenses in connection with this arrangement up to $25,000.

     If Mr. Dziedzic’s employment is terminated without Cause (as defined in the current employment agreement between the Company and Mr. Dziedzic) by the Company prior to March 31, 2026, he will be entitled to receive, in exchange for a release of claims (i) payment of a cash lump sum equal to the balance of the base salary he would have earned had he remained employed with the Company until March 31, 2026, (ii) the Retirement Treatment, with such outstanding RSUs and PRSUs treated as if Mr. Dziedzic had remained employed with the Company until March 31, 2026, and (iii) payment of any earned but unpaid short-term cash incentive compensation under the Company’s fiscal year 2025 short-term incentive compensation program as if he remained employed through March 31, 2026, based on actual performance and paid generally at the same time as the Company’s other executives.  Mr. Dziedzic will also be entitled to receive the other Accrued Benefits as if he remained employed through March 31, 2026. This compensation would be provided in lieu of and in full satisfaction of the severance compensation and benefits otherwise provided for under his current employment agreement.

     On April 22, 2025, the Company and Mr. Dziedzic entered into an Executive Retirement Agreement to memorialize the terms of this arrangement.

Item 7.01. Regulation FD Disclosure.

     On April 24, 2025, the Company issued a press release announcing the CEO succession plan whereby Mr. Dziedzic will retire as President and CEO and Mr. Khales has been appointed as President and CEO, in each case effective October 24, 2025. A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated April 24, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGER HOLDINGS CORPORATION

Date: April 24, 2025	By:	/s/ Lindsay K. Blackwood
Lindsay K. Blackwood
Senior Vice President, General Counsel and Corporate Secretary